UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 14, 2007

Coinmach Service Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32359	20-0809839
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

303 Sunnyside Boulevard, Suite 70, Plainview, New York		11803
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(516) 349-8555

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 14, 2007, Coinmach Service Corp., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Spin Holdco Inc., a Delaware corporation ("Parent"), and Spin Acquisition Co., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), pursuant to which Merger Sub will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation. Parent and Merger Sub are affiliates of Babcock & Brown Limited.

Subject to the terms and conditions of the Merger Agreement, which has been approved by the Board of Directors of the Company, each share of (a) class A common stock, par value $0.01 per share, of the Company (the "Class A Common Stock"), including the shares of Class A Common Stock underlying the units of Income Deposit Securities of the Company, and (b) class B common stock, par value $0.01 per share, of the Company (the "Class B Common Stock," and together with the Class A Common Stock, collectively, the "Shares") issued and outstanding immediately prior to the effective time of the Merger (other than Shares owned by Parent, the Company or their respective subsidiaries or Shares with respect to which appraisal rights have been properly exercised), will be converted into the right to receive $13.55 in cash (the "Merger Consideration").

At the effective time of the Merger, each award of restricted Class A Common Stock granted under the Company’s incentive plans will no longer be restricted and, unless otherwise agreed between Parent and the holder of such restricted Class A Common Stock, will be converted into the right to receive the Merger Consideration.

The consummation of the Merger, as provided in the Merger Agreement, is not conditioned upon Parent’s or Merger Sub’s ability to obtain financing. Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which are expected to be sufficient for Parent to pay all amounts required to consummate the Merger and the other transactions contemplated by the Merger Agreement.

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants not to take certain actions during the period between the execution of the Merger Agreement and the consummation of the Merger. The Company has also agreed not to (a) solicit or facilitate proposals that constitute, or could reasonably be expected to lead to, an alternative proposal to acquire the Company, or (b) engage in any discussions regarding, or provide any confidential information in connection with, any alternative proposal to acquire the Company, in each case except as otherwise provided in the Merger Agreement. The Merger Agreement allows, under certain specified circumstances, the Board of Directors of the Company to change its recommendation in respect of the Merger, to enter into an agreement in respect of an alternative transaction and to recommend or approve an alternative transaction.

Consummation of the Merger is subject to certain conditions, including, among others, (a) approval of the Merger Agreement by the Company’s stockholders, (b) absence of any law or order prohibiting the consummation of the Merger, (c) expiration or termination of any applicable waiting periods under the Hart–Scott–Rodino Antitrust Improvements Act of 1976, (d) each party’s respective representations and warranties in the Merger Agreement being true and correct, subject to specified materiality standards contained in the Merger Agreement and (e) material compliance by each party with its respective covenants. The parties presently anticipate closing the transaction during the third quarter of 2007.

The Merger Agreement contains certain termination rights for each of the Company and Parent. Upon termination of the Merger Agreement, under specified circumstances (including, among other things, upon termination of the Merger Agreement by the Company if its Board of Directors authorizes the Company to enter into any letter of intent or agreement relating to an alternative proposal to acquire the Company), the Company will be required to pay Parent a termination fee of $15 million, plus up to $2 million in fees and expenses. If the Merger Agreement is terminated by the Company due to the failure of Parent or Merger Sub to perform their respective obligations necessary to consummate the Merger and certain other conditions are met, Parent and Merger Sub will be required to pay the Company a cash fee of $15 million, plus up to $2 million in fees and expenses and any outstanding amounts required to be reimbursed to the Company by Parent or Merger Sub under the Merger Agreement. The obligation of Parent and Merger Sub to pay the $15 million termination fee and up to $2 million in fees and expenses is supported by an equity commitment letter from Babcock & Brown Investment Holdings Pty Ltd., an affiliate of Parent, in favor of Parent.

On June 14, 2007, Parent entered into a Voting Agreement with Coinmach Holdings, LLC (a controlling stockholder of the Company and owner of all of the outstanding shares of Class B Common Stock), GTCR-CLC, LLC and certain members of the Company’s senior management, pursuant to which, among other things, such parties agreed to vote their respective shares of capital stock of the Company in favor of adoption and approval of the Merger Agreement. The Voting Agreement will terminate upon the earlier to occur of (a) the effective time of the Merger, (b) the date on which the Board of Directors of the Company effects a change of recommendation in accordance with the Merger Agreement, (c) the date on which the Merger Agreement is terminated, and (d) December 30, 2007.

On June 14, 2007, Parent entered into an Exchange Agreement with certain members of senior management of the Company, Coinmach Laundry Corporation and the secretary of Coinmach Laundry Corporation, pursuant to which, among other things, immediately prior to the effective time of the Merger, such members of senior management will exchange a portion of their shares of the Company for common stock of Parent. As contemplated by the Voting Agreement and the Exchange Agreement, the remainder of their shares of capital stock of the Company which has not been exchanged will be purchased, immediately prior to the effective time of the Merger, by Babcock & Brown Spinco LLC, an affiliate of Parent, or its designee.

The foregoing summary of the Merger, the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 and incorporated herein by reference.

Item 8.01 Other Events.

On June 15, 2007, the Company issued a press release announcing that the Company had entered into the Merger Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations, warranties and covenants may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Additional Information and Where to Find It

In connection with the proposed Merger, the Company will prepare a proxy statement to be filed with the Securities and Exchange Commission. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Company’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the Securities and Exchange Commission from the Securities and Exchange Commission’s website at http://www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) via the Company’s investor relations website at:

http://ir.coinmachservicecorp.com/phoenix.zhtml?c=186647&p=irol-sec.

Participants in Solicitation

The Company and its directors, executive officers, certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the Merger. Information regarding the interests of such directors and executive officers was included in the Company’s proxy statement for its 2006 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on July 3, 2006, and information concerning all of the Company’s participants in the solicitation will be included in the proxy statement relating to the Merger when it becomes available (see above for directions on how to obtain this proxy statement and other relevant information).

Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "will," "believes," "belief," "expects,"
"intends," "anticipates," "plans" or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; the failure of the Company’s stockholders to approve the transaction; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; successful completion of the merger; and such other additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements set forth in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s Internet site at http://www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1 Agreement and Plan of Merger, dated as of June 14, 2007, by and among Coinmach Service Corp., Spin Holdco Inc. and Spin Acquisition Co.

99.1 Press release, dated June 15, 2007, issued by Coinmach Service Corp.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coinmach Service Corp.

June 19, 2007	By:	Robert M. Doyle

Name: Robert M. Doyle
Title: Chief Financial Officer, Senior Vice President, Secretary and Treasurer

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Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 14, 2007, by and among Coinmach Service Corp., Spin Holdco Inc. and Spin Acquisition Co.
99.1	Press release, dated June 15, 2007, issued by Coinmach Service Corp.